UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

REPUBLIC FIRST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On February 6, 2023, Republic First Bancorp, Inc. issued the following press release:

Republic First Addresses the Norcross-Braca Group’s Unwillingness to Participate in the

Company’s Full and Fair Strategic Review

Believes Group is Running a Disruptive and Self-Serving Campaign to Position Mr. Norcross to Make

a Control-Like Investment on His Preferred Terms and Rushed Timeline

Reiterates Republic First’s New Leadership is Taking Decisive Action to Support Long-Term Value

Creation

PHILADELPHIA--(BUSINESS WIRE)--Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company” or “Republic First”), the holding company for Republic First Bank d/b/a Republic Bank, today addressed recent communications from George E. Norcross, III, Gregory B. Braca, Philip A. Norcross and Avery Conner Capital Trust and its trustees (collectively with their respective affiliates, the “Norcross-Braca Group,” or the “Group”).

The Company issued the following statement:

“The Norcross-Braca Group claims to care about all of Republic First’s constituencies, yet its actions indicate a fundamental disregard for fellow shareholders and stakeholders. The Group is running a disruptive, misleading and self-serving campaign that appears to be all about positioning George Norcross to make a control-like investment in Republic First on his preferred terms and rushed timeline. As evidence, the Group refuses to halt public attacks and sign a standard non-disclosure agreement to participate in a full and fair strategic review process that it initially welcomed. This posture – which is consistent with Mr. Norcross’s actions in other situations – is the case despite the Company sharing preliminary feedback and trying to facilitate a dialogue.

The Group continues to rely on disingenuous claims and litigation to try to force us to abandon our process in favor of accepting its investment proposal that requires nearly $10 million in expense reimbursements and provides it the right to appoint or approve nearly half of the Company’s Board. In contrast, other parties have signed customary non-disclosure agreements and are working through our process in a normal fashion. We suspect the Group would agree to participate in our process – rather than disrupt it from the outside – if it actually believed its proposal was competitive and viable.

The reality is it is already the beginning of a new day at Republic First. We have a rebuilt leadership team and refreshed Board that has additive skills, relevant experience and meaningful shareholdings. We are making initial progress in optimizing our expense base, leveraging new technology and engaging with prospective capital and strategic partners – all of which we believe will support future profitability and long-term value for all our shareholders, employees and customers. We look forward to sharing updates on our progress in the coming weeks and months.”

About Republic Bank

Republic First Bancorp, Inc. is the holding company for Republic First Bank, which does business under the name Republic Bank. Republic Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its thirty-four stores located in Greater Philadelphia, Southern New Jersey, and New York City. Republic Bank stores have extended lobby and drive-thru hours providing customers with some of the most convenient hours compared to any bank in its market. The Bank offers free checking, coin counting, ATM/debit cards issued on the spot and access to more than 55,000 surcharge free ATMs worldwide via the Allpoint Network. The Bank also offers a wide range of residential mortgage products through its mortgage division, which does business under the name of Oak Mortgage Company. For more information about Republic Bank, visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company’s filings with the Securities and Exchange Commission (the “SEC”). These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company’s control. These factors include competition, timing, credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, and other factors detailed from time to time in the Company’s filings with the SEC. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements. All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Important Additional Information

The Company intends to file a definitive proxy statement and may file a WHITE proxy card with the SEC in connection with the Company’s 2022 annual meeting of shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company’s shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company’s definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company’s website at http://investors.myrepublicbank.com/ or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at http://investors.myrepublicbank.com.

Contacts

Longacre Square Partners
Joe Germani / Greg Marose, 646-386-0091
jgermani@longacresquare.com / gmarose@longacresquare.com